Exhibit 10.21

Amendment No. 1 to Executive Employment Agreement

This Amendment No. 1 to the Board of Directors Agreement (the “First Amendment”) is entered into as of April 1, 2018 by and among Tapinator, Inc., a Delaware corporation (the “Company”) and Robert Crates, an individual residing with the State of Texas (“Director”)

RECITALS

WHEREAS, the Company and Director are parties to that certain Board of Directors Agreement made as of December 14, 2015 (the “Original Agreement”); and

WHERES, the Company and Director desire to amend the Original Agreement as set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Director and the Company agree as follows:

1.     Incorporation of Recitals; Defined Terms. The recitals set forth above are hereby incorporated by reference into this First Amendment. Capitalized terms used, and not otherwise defined herein, shall have the meanings given to such terms in the Original Agreement.

2.     Amendments to Original Agreement.

(a)     As of the date hereof, Section 1 of the Original Agreement is deleted and replaced in its entirety with the following:

“The terms of the Original Agreement shall continue for a period of two (2) years from the date of this First Amendment and shall continue thereafter for as long as Director is elected as a member of the Board of Directors of Company (the “Board”) or as otherwise terminated pursuant to this Agreement.”

(b)     As of the date hereof, Section 3(a) of the Original Agreement is deleted and replaced in its entirety with the following:

“Director Fee. Beginning with the fiscal second quarter of 2018, Director shall earn quarterly cash compensation of $5,000. Cash compensation due Director under this Section 3(a) shall be paid within forty-five days from the end of the calendar quarter in which such compensation was earned.”

3.     Miscellaneous. The Original Agreement and this First Amendment contain the entire understanding of the Company and Director with respect to the subject matter hereof, and supersede all prior representations, agreements and understandings relating to the subject matter hereof. In the event of an inconsistency between the terms of the Original Agreement with respect to the matters the subject matter hereof, this First Amendment will govern.   Except as explicitly amended by this First Amendment, the Original Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Company and Director have caused this Amendment No. 1 to Board of Directors Agreement be executed and as of the date referenced above.

Company:

tapinator, inc.

By:
Name: Ilya Nikolayev
Title: Chief Executive Officer

Director:

By:
Name: Robert Crates

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